Cloud Peak Energy Inc. And Its Subsidiaries


All ownership percentages are 100% unless otherwise stated
Cloud Peak Energy Inc. (Sole Managing Member)
Cloud Peak Energy Resources LLC (Managing Member)
99.8%
99.8%
100%
99.8%
100%
100%
Caballo Rojo Holdings LLC (Sole Member)
0.2%
Cordero Mining Holdings LLC (Sole Member)
0.2%
Cloud Peak Energy Services Company
0.2%
NERCO LLC (Sole Member)
Cloud Peak Energy Finance Corp.
Cloud Peak Energy Receivables LLC
Caballo Rojo LLC
Cordero Mining LLC (Sole Member)
100%
NERCO Coal LLC (Sole Member)
Cordero Oil and Gass LLC
100%
Cloud Peak Energy Logistics LLC (Sole Member)
Big Metal Coal Co. LLC
Antelope Coal LLC
Kennecott Coal Sales LLC
Prospect Land and Development LLC
Spring Creek Coal LLC
SequatchieValley Coal Corporation
Cloud Peak Energy Logistics I LLC
Arrowhead I LLC
Western Minerals LLC
Resource Development LLC
NERCO Coal Sales LLC
57.42%
Arrowhead II LLC (Sole Member)
Arrowhead III LLC (Sole Member)
Youngs Creek Holdings I LLC
Youngs Creek Holdings II LLC
50%
50%
Denotes non-controlled non-profit corporation
Denotes non-controlled Partnership or joint venture
The Interstate Ditch Company
2.26%
Youngs Creek Mining Company, LLC